Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT

This Amendment to Loan Agreement (this “Amendment”) is made and entered into as of December 14, 2021 (the “Effective Date”) by and between 725 BROADWAY LLC, a Washington limited liability company (“Borrower”) and VAULT HOLDING, LLC, a Delaware limited liability company (“Lender”).

RECITALS

A. Pursuant to the terms, conditions, and provisions of that certain Loan Agreement dated May 17, 2021, executed by and between Borrower and Lender, Lender has made a loan in the original principal amount of $1,200,000 available to Borrower (the “Loan”).

B. The Loan is evidenced by that certain Promissory Note dated May 17, 2021, executed by Borrower in favor of Lender (the “Note”), which is secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded on June 7, 2021, in Pierce County, Washington, under Recording No. 202106070482 (the “Deed of Trust”) on real property located in Pierce County, Washington, as more particularly described in the Deed of Trust (the “Property”).

C. Except as specifically set forth herein, capitalized terms used herein shall have the meanings ascribed to them in the that certain Loan Agreement effective May 17, 2021 (the “Loan Agreement”) between Borrower and Lender.

D. The parties desire to amend certain provisions of the Loan Agreement to increase the Loan Amount and amend Borrower’s financial reporting covenants in accordance with the terms set forth herein.

AGREEMENT

In consideration for the covenants and obligations set forth herein, Borrower and Lender agree to amend the Loan Agreement as follows:

1.	Increase of Loan Amount.

(a) Borrower and Lender agree that the principal sum of the Loan shall be increased. The Loan Agreement is hereby amended to delete the amount of One Million Two Hundred Thousand and No/100 US Dollars (U.S. $1,200,000.00) and Two Million Seven Hundred Thousand and No/100 US Dollars (U.S. $2,700,000.00) in its place. The Note and Deed of Trust shall be amended to reflect the increase in the principal amount of the Loan.

(b) The increase in the principal sum of the Loan of One Million Five Hundred Thousand and No/100 Dollars (the “Additional Amount”) shall be distributed to Borrower on or about the Effective Date.

2.	No Further Modification. Except as set forth herein, all of the terms of the Loan Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Loan Agreement, the provisions of this Amendment shall control.

3.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute part of a single Amendment.

4.	Facsimile Signatures. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment.

IN WITNESS WHEREOF, the parties hereto have affixed or caused to be affixed their respective signatures with the intent to be bound by the terms hereof as of the Effective Date.

725 BROADWAY, LLC		VAULT HOLDING, LLC

By:	iCap Pacific NW Management, LLC,	By:	iCap Vault Management, LLC
Its:	Manager	Its:	Manager
		By:	iCap Enterprises, Inc.
By:	/s/ Jim Christensen
Name:	Jim Christensen	Its:	Manager
Title:	Manager	By:	/s/ Chris Christensen
		Name:	Chris Christensen
		Title:	Chief Executive Officer